Amendment 1 to
FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  January 2, 2008
(Date of Earliest Event Reported)

Globalink, Ltd.
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   (Exact name of registrant as specified in its charter)

   Nevada                                        06-1812762
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(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization            Identification Number)

          405-938 Howe Street
             Vancouver, BC                         V6Z 1N9
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      Address of principal executive offices,      Zip Code

(604) 828-8822
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(Registrant's telephone number, including area code)





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Item 3.02 Unregistered Sales of Equity Securities

On January 2, 2008, the Board of Directors of Globalink, Ltd.
authorized the issuance of 100,000 stock options for each of the three directors. Each stock option is exercisable into one common share at US$0.10 per common share, expiring January 2, 2010.

Item 8.01 Other Events.

On May 1, 2008, the Board of Directors approved a 1:5 forward stock split on its currently outstanding common shares. The forward split increased the currently outstanding common shares from 4,557,000 to 22,785,000. The record date for the forward stock split on its currently outstanding common shares shall be July 1, 2008.

After obtaining the requisite shareholder consent, on June 13, 2008, Globalink, Ltd. filed a Certificate of Change pursuant to NRS 78,209 with the State of Nevada which reflected a 1:5 forward stock split on the authorized common shares and increased the authorized common shares of Globalink, Ltd. from 100,000,000 to 500,000,000 common shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Globalink, Ltd.


By:      /s/ Robin Young
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         Robin Young
         Chief Executive Officer


Dated:  June 16, 2008